UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

BLUEKNIGHT ENERGY PARTNERS, L.P.
(Exact name of registrant as specified in its charter)

Delaware	20-8536826
(State of incorporation or organization)	(I.R.S. Employer I.D. No.)

Two Warren Place
6120 South Yale Avenue, Suite 500
Tulsa, Oklahoma 74136
(Address of principal executive offices and zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Units representing limited partner interests	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities Act registration statement file number to which this form relates: Not applicable.

Securities to be registered pursuant to Section 12(g) of the Act:   None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant's Securities to be Registered.

Blueknight Energy Partners, L.P. (the “Registrant”) is filing this Form 8-A in connection with the transfer of the quotation of its common units from the National Quotation Bureau “pink sheet” service to the listing of its common units on The NASDAQ Global Market, which is expected to become effective on May 16, 2011.

Common Units

A description of the common units representing limited partner interests in the Registrant (“common units”) is set forth under the captions “Summary,” “Cash Distribution Policy,” “Description of the Common Units,” “The Partnership Agreement” and “Material Tax Consequences” in the prospectus filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus constituted a part of the Registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-148755), initially filed with the Securities and Exchange Commission (the “Commission”) on January 18, 2008, as updated by (x) the descriptions of amendments to the First Amended and Restated Agreement of Limited Partnership of the Registrant set forth in (i) Item 5.03 of the Registrant’s Current Report on Form 8-K, filed with the Commission on April 14, 2008, (ii) Item 5.03 of the Registrant’s Current Report on Form 8-K, filed with the Commission on June 30, 2008, (iii) Item 5.03 of the Registrant’s Current Report on Form 8-K, filed with the Commission on December 7, 2009, (iv) Item 5.03 of the Registrant’s Current Report on Form 8-K, filed with the Commission on October 25, 2010 and (v) the Registrant’s Current Report on Form 8-K, filed with the Commission on May 10, 2011 and (y) the description of the Registrant’s cash distribution policy set forth under the caption “Distributions of Available Cash” in Item 5 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2010, filed with the Commission on March 16, 2011 (the “2010 Form 10-K”). Such descriptions are incorporated herein by reference.

As described in the 2010 Form 10-K, the common units rank subordinate to the Series A Preferred Units (the “Preferred Units”) with respect to distribution rights and rights upon liquidation. The conversion and voting rights of the Preferred Units are described under the caption “Recent Events” in Item 7 of the 2010 Form 10-K.

Item 2.	Exhibits.

The following exhibits to this Registration Statement on Form 8-A are incorporated by reference from the documents specified, which have been filed with the Securities and Exchange Commission.

Exhibit Number	Description

1.	Registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-148755), initially filed on January 18, 2008 (incorporated herein by reference).

2.
Amended and Restated Certificate of Limited Partnership of Blueknight Energy Partners, L.P. (filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on November 24, 2009, and incorporated herein by reference).

3.
Third Amended and Restated Agreement of Limited Partnership of Blueknight Energy Partners, L.P., dated October 25, 2010 (filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on October 25, 2010, and incorporated herein by reference).

4.	Specimen Unit Certificate for the common units (included in Exhibit 3).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

BLUEKNIGHT ENERGY PARTNERS, L.P.

	By:	Blueknight Energy Partners G.P., L.L.C.
its General Partner

Date: May 10, 2011	By:	/s/ Alex G. Stallings
Alex G. Stallings
Chief Financial Officer and Secretary

INDEX TO EXHIBITS

Exhibit Number	Description

1.	Registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-148755), initially filed on January 18, 2008 (incorporated herein by reference).

2.
Amended and Restated Certificate of Limited Partnership of Blueknight Energy Partners, L.P. (filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on November 24, 2009, and incorporated herein by reference).

3.
Third Amended and Restated Agreement of Limited Partnership of Blueknight Energy Partners, L.P., dated October 25, 2010 (filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on October 25, 2010, and incorporated herein by reference).

4.	Specimen Unit Certificate for the common units (included in Exhibit 3).